Exhibit 99.2

AIxCrypto Holdings (NASDAQ: AIXC soon to be traded under FFR), Signs Term Sheet with Faraday Future to Acquire its Robotics Business at an Estimated $200 Million Valuation, Aiming to be the First Nasdaq-Listed Pure-Play Robotics Ecosystem Company

●	AIxC (FFR) proposes to acquire FFAI’s robotics business, targeting to become the first Nasdaq-listed pure-play robotics ecosystem company and transforming into a platform-based EAI robotics ecosystem company centered on “Four-Core Full-Stack AI.” Now both the Board of FFAI and AIxC have approved the Term Sheet.

●	AIxCrypto Holdings, Inc. will be renamed FF EAI Robotics Ecosystem Inc. and change its NASDAQ symbol to FFR, effective September 30, 2026. Through this proposed acquisition, AIxC will discontinue its crypto strategy entirely and transform into a pure-play Robotics Ecosystem Company, accelerate achievement of its five-year goal to maintain a Top 3 comprehensive ranking in the EAI robotics ecosystem market.

●	Under the non-binding term sheet, AIxC would acquire FFAI’s robotics business for around $200 million in stock.

●	The per share price would be the lower of $2.246 or the five-day average closing price prior to signing. At $2.246, AIxC’s pre-closing equity value would be approximately $55 million on a fully diluted basis, shown for illustrative purposes only. If the per share price is below $2.246, AIxC would declare a one-time special stock dividend to holders of record prior to closing. The dividend would be payable only on closing and remains subject to tax analysis. The transaction is subject to diligence, definitive agreements, and approval of the Company’s special committee.

●	In less than one year, FFAI’s EAI robotics business has achieved significant progress, exceeding initial expectations. The Company has completed Phase One of its “Built in USA” Acceleration Program and is advancing the “One-Brain Multi-Form, Multi-Capability” FF EAI Robot World 2.0. FFAI has launched 24 products across three robot forms, all of which have received FCC certification, with user deliveries underway. The Company’s “Four-Core Full-Stack AI” Ecosystem is beginning to take shape. By the end of August, cumulative EAI Device sales and shipments reached 552 units. In the second quarter, the average gross margin of FFAI’s robotics products exceeded 30%, while cumulative revenue reached approximately $1.52 million.

●	Under preliminary projections prepared by FFAI management for the FF EAI Robotics business on a standalone basis, the business is projected to reach positive operating cash flow in the third quarter of 2028.

●	Those projections contemplate unaudited revenue of approximately $7.1 million in 2026 and approximately $45.17 million in 2027, with gross margins expected to improve over time, along with cumulative 2026–2030 revenue of approximately $1.98 billion and growing cumulative EAI Device sales exceeding 130,000 units. They also contemplate a shift in revenue mix from EAI Device sales toward the EAI Brain and Developer Platform, Industry Productivity Solutions, the EAI Data Factory and related services, with ecosystem revenue expected to become a materially larger share. AIxC has not adopted these projections as Company guidance.

●	If the transaction is completed, FF EAI Robotics would become a wholly owned subsidiary of AIxC, and its operating performance, capital requirements and uses of capital would be reported within AIxC’s financial statements, subject to the deal closing.

●	Following completion of the proposed transaction, FFAI is expected to consolidate FFR’s financial results into its own financial statements based on the applicable accounting treatment of FFAI’s interest in FFR under U.S. GAAP, with such consolidation expected to be reflected beginning with FFAI’s fiscal year 2026 Form 10-K, around the time of closing.

●	The Company will advance definitive agreements, financing, and transaction closing in an orderly manner.

Los Angeles, California (September 28, 2026) — AIxCrypto Holdings, Inc. (“AIxC” or the “Company”) today announced that it has entered into a non-binding term sheet with Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“FFAI”) for a proposed all-stock acquisition of FFAI’s robotics assets and businesses and a major strategic transformation. AIxC will be renamed FF EAI Robotics Ecosystem Inc., with its ticker changing to FFR, effective September 30, 2026. The proposed transaction remains subject to definitive agreements, special committee and stockholder approvals, and other customary closing conditions, and may not be completed.

FFAI has described that business as a “Four-Core Full-Stack AI” ecosystem comprising the EAI Brain and Developer Platform, EAI Devices, Industry Productivity Solutions and the EAI Data Factory. The EAI Brain supports the Company’s “One-Brain Multi-Form Multi-Capability” technology, product and ecosystem development, while the Developer Platform continues to expand. FF EAI Robot World 2.0 covers three robot forms, five product series, 11 models and 24 products, all of which are available for sale and delivery. As of the end of August, cumulative shipments of FF EAI robots reached 552 units, and the robotics business recorded a gross margin of approximately 30.9% in the Company’s unaudited second quarter 2026 financial results. FFAI’s robotics business has also launched four Industry Productivity Solutions for K-12 Education, Research, Security and Inspection, and will use continued sales and multi-scenario deployments to accumulate scenario-specific real-world data, strengthen the data collection, training and application loop, and further power an evolutionary flywheel for technology and business development.

Due to the related-party nature of the proposed acquisition as FFAI is the Company’s majority stockholder, a special committee (the “Special Committee”) of the Company’s board of directors (the “Board”), composed of Chen Shi and Jason E. Dodier, both independent directors, was formed in connection with the proposed acquisition. The Special Committee unanimously approved the execution of the term sheet and recommended the same to the Board. Acting upon the recommendation of the Special Committee, the Board unanimously approved the execution of the term sheet. Approval of the term sheet by the Special Committee and the Board does not constitute approval of the proposed acquisition or any definitive agreement related thereto. Any definitive agreement and the proposed acquisition remain subject to the Special Committee’s ongoing review and favorable recommendation following completion of its evaluation, including consideration of the terms of the definitive agreement and receipt of a fairness opinion satisfactory to the Special Committee, and approval by the Board acting upon the recommendation of the Special Committee.

AIxC Proposes a Special Stock Dividend Mechanism Based on a $2.246 Per-Share Reference Price

Under the non-binding term sheet, AIxC would acquire FFAI’s robotics business for $200 million in stock.

The per share price would be the lower of $2.246 or the five-day average closing price prior to signing. At $2.246, AIxC’s pre-closing equity value would be approximately $55 million on a fully diluted basis, shown for illustrative purposes only.

If the per share price is below $2.246, AIxC would declare a one-time special stock dividend to holders of record prior to closing. The dividend would be payable only on closing and remains subject to tax analysis.

The transaction is subject to diligence, definitive agreements, and approval of the Company’s special committee.

Shares issued to FFAI would be subject to an 18-month lock-up period, with specific terms subject to the definitive agreements.

FFR Aims to Maintain a Top-Three Comprehensive Ranking in the EAI Robotics Ecosystem Market Over Five Years Through “Four-Core Full-Stack AI” Strategy

Following its strategic transformation, FFR (currently AIxC) anticipates that it will build a business covering the full lifecycle of the robotics business, including R&D, supply chain, manufacturing, sales, deployment, data and operations. Through “Four-Core Full-Stack AI,” FFR expects to build a platform-based EAI robotics ecosystem and usher in an era of competition across the full ecosystem in the U.S. embodied AI robotics industry. In anticipation of becoming the first Nasdaq-listed pure-play robotics ecosystem company, FFR intends to define and establish core EAI robotics industry and valuation benchmarks that drive broader value recognition.

With continued growth in sales and revenue, major breakthroughs in “Four-Core Full-Stack AI,” accelerated implementation of Built in USA, and ongoing multi-scenario data accumulation, FFR aims to achieve and maintain a top-three comprehensive ranking in the EAI robotics ecosystem market over the next five years and rapidly advance achievement of its five-year business-plan objectives.

The Company will continue to pursue its existing businesses, including RoboShare, following the proposed transaction. RoboShare aims to become one of the top two robot-sharing and rental platforms in the United States. FFR will explore business synergies across robot sales, leasing, deployment and operating services, expand robotics application scenarios, and enhance user-service value.

FFR Anticipates Revenue to Evolve from EAI Device Sales to Four-Core Ecosystem Growth, With Ecosystem Revenue Reaching 49% Over Five Years

Under preliminary projections prepared by FFAI management, the FF EAI Robotics business anticipates total revenue from the Four-Core Full-Stack AI ecosystem is expected to reach $7.1 million in 2026, with a positive gross margin. Total revenue is expected to reach $45.17 million in 2027, with gross margin increasing to 30.5% as the business enters a higher-margin phase. Over five years, the projected cumulative revenue of around $1.98 billion, with gross margin gradually rising to about 54% in 2030. As the EAI Brain and Developer Platform, Industry Productivity Solutions, EAI Data Factory and service businesses develop, ecosystem revenue is expected to increase from 22% in 2026 to 49%, further demonstrating the value of the Four-Core Full-Stack AI ecosystem. The Company also expects to significantly increase R&D investment, with a cumulative five-year investment of approximately $300 million to maintain product and technology leadership. Actual results may differ materially.

FFAI management projects that EAI Device unit sales are targeted at 2,001 units in 2026 and 7,400 units in 2027, exceeding 130,000 units cumulatively over five years. The data business is expected to grow rapidly, with cumulative five-year data supply exceeding 19 million hours, supporting the continued optimization of the EAI Brain and advancement of its computing capabilities. While peers such as Figure AI and Agility Robotics pursue a “One Form Does It All” model, FFR believes that relying on a single form to address every use case has inherent limits. Through ongoing “One Brain, Multiple Forms” R&D, the Company will support the scaled deployment of multiple robot forms while maintaining strong product competitiveness.

FFR anticipates that Industry Productivity Solutions will initially focus on education and research, security and inspection, industrial, and service-sector productivity applications, before expanding into additional verticals. This will accelerate the industry’s deployment and application of robots with multiple forms and capabilities.

Standalone Listing of Robotics Business Expected to Unlock Value

Through the proposed acquisition, FFR plans to establish a standalone platform to discover and unlock the value of the robotics business and support FFAI management’s five-year business-plan objectives.

For two years following closing, FFAI and its affiliates propose to observe non-competition restrictions in territories where FFR and its affiliates conduct robotics business. The specific terms and applicable scope remain subject to definitive agreements signed by the parties.

At the signing of the definitive agreements, FFAI and AIxC plan to enter into an Investor Rights Agreement setting forth governance arrangements agreed by the parties, including rights to nominate members of AIxC’s Board of Directors. These arrangements are expected to be like the governance arrangements between FFGP and FFAI.

Next, FFR will advance definitive agreements, financing, and transaction closing in an orderly manner. Upon completion of the transaction, the Company will announce FFR’s next-stage strategy and business plan.

“AIxC appreciates FFAI’s support for this proposed transaction, as well as the strong foundation FFAI has built in EAI robotics technology, products, supply chain and ecosystem development. This proposed acquisition represents an important step in AIxC’s strategic transformation. Following completion of the transaction, AIxC will focus on the robotics business and drive the commercialization, scaled deployment and value creation of its Four-Core Full-Stack AI ecosystem, with the goal of creating substantial value for stockholders,” said Jerry Wang, Global CEO & Director of AIxC and Global Executive Chairman of FF.

Management Conference Call

The Company will host a conference call and webcast to discuss the proposed transaction, its strategic rationale, expected financial and operational benefits, and the Company’s long-term growth plans. Executives from both organizations will provide additional details regarding the transaction, followed by a question-and-answer session.

Date: September 29, 2026

Time: 8:30 a.m. ET / 5:30 a.m. PT

Dial-In: 1-877-407-9716 or 1-201-493-6779

Participant Link: https://callme.viavid.com/viavid/?callme=true&passcode=13759533&h=true&info=company&r=true&B=6

Telephone Replay

Replay Dial-In: 1-844-512-2921 or 1-412-317-6671

Access ID: 13762866

About FF EAI Robotics Ecosystem Inc.

FF EAI Robotics Ecosystem Inc. (NASDAQ: FFR) (to be renamed from AIxCrypto Holdings, Inc. and AIXC, effective September 30, 2026) is a U.S.-based Embodied AI (EAI) robotics company that is in the process of acquiring the FF EAI Robotics business. Upon completion of the acquisition, the Company will focus on the research and development, manufacturing, commercialization, and deployment of intelligent robotic technologies, products, and industry solutions.

The Company is committed to building a “Four-Core Full-Stack” AI ecosystem covering the full lifecycle of robotics, consisting of EAI Brain & Developer Platform, EAI Devices, Industry Productivity Solutions, and EAI Data Factory. Guided by the technology and product philosophy of “One Brain, Multi-forms, Multi-capabilities,” the Company aims to empower humanoid, biomimetic, and other robotic form factors through a unified EAI Brain, while continuously expanding their multi-task and multi-scenario capabilities. The ecosystem is designed to support the full robotics lifecycle, including R&D, deployment, data collection and training, operations, and commercial applications.

The FF EAI Robotics business has already achieved commercial deliveries of humanoid and biomimetic robotic products. Through its multi-form-factor robotic products, EAI technology platform, closed-loop data capabilities, and industry solutions, the business continues to advance the scaled adoption of robotics across real-world applications. The Company also operates RoboShare, a robot-sharing and services platform designed to connect robotic assets, service capabilities, customer demand, and ecosystem partners, further strengthening its robotics commercialization and service ecosystem.

For more information, visit www.ff.com.

Forward-Looking Statements

This communication, including any presentation, press release, investor materials or other document of which it forms a part (this “Communication”), contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws, regarding AIxCrypto Holdings, Inc. (“AIxCrypto,” the “Company,” “us,” “our,” or “we”) and our industry. All statements, whether written or oral, other than statements of historical fact, including any financial projections and any statements regarding future events, our strategy, our transition to robotics operations, our plans for RoboShare, our digital asset disposition plans, the proposed acquisition of the FF EAI Robotics business, the projections referenced in this communication, our name and ticker change, any related financing, and the anticipated benefits and timing of the foregoing, our objectives, expectations, or anticipated actions or results, are forward-looking statements. You can often identify forward-looking statements by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely,” or “continue,” or the negative of these terms or other similar expressions; the absence of these words does not mean a statement is not forward-looking. These statements reflect our current expectations and projections about future events as of the date of this Communication and are necessarily based on estimates and assumptions that, while considered reasonable by management, are inherently uncertain. AIxCrypto can give no assurance that such forward-looking statements or financial projections will prove to be correct.

Actual results may differ materially from those expressed or implied by these forward-looking statements as a result of numerous risks and uncertainties, both general and specific, including, but not limited to:

The proposed transaction. The term sheet is non-binding and may not result in definitive agreements; the proposed transaction may not be approved by our special committee of independent directors, our stockholders or applicable regulators, and may not be completed on the terms described or at all; the conditions to closing and the parties’ ability to satisfy them; the timing of the transaction and the costs of pursuing it; the issuance of a substantial number of shares as consideration and the resulting dilution; the proposed special stock dividend and our ability to declare and pay it; the fact that the counterparty is our controlling stockholder and the conflicts of interest inherent in the transaction; our dependence on the counterparty for transition, supply and support following any closing; the scope and enforceability of the proposed non-competition and governance arrangements; the consequences of the transaction under Nasdaq listing rules, including the possibility that we must satisfy initial listing requirements in connection with a change of control or change in the nature of our business; our ability to integrate and operate the acquired business; and the risk that the acquired business performs differently than anticipated.

Projections. The projections referenced in this communication were prepared by FFAI management for the FF EAI Robotics business on a standalone basis and do not reflect our existing business, transaction-related expenses or the combined company. We have not independently verified them or adopted them as guidance. They were not prepared with a view toward public disclosure or toward compliance with the published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding prospective financial information, and no independent registered public accounting firm has examined, compiled or performed any procedures with respect to them, and none expresses an opinion or any other form of assurance with respect to them. The projections reflect estimates and assumptions that are inherently uncertain and subject to change, including through due diligence and the review of our special committee and its financial advisor. Actual results are likely to differ, and may differ materially.

Liquidity, capital and going concern. Our limited cash and liquidity position and our history of operating losses and negative operating cash flow; substantial doubt regarding our ability to continue as a going concern, as described in our periodic reports; our need to obtain additional financing on acceptable terms or at all, and the substantial dilution to existing stockholders that additional financing may cause,including any financing completed in connection with the proposed transaction, which may not be completed or may be on less favorable terms than anticipated; our ability to fund operations pending and following the disposition of our digital asset positions; and our ability to satisfy the continued listing requirements of The Nasdaq Stock Market, including stockholders’ equity, minimum bid price and other applicable standards.

Our strategic transition and the disposition of digital assets. Risks associated with a fundamental shift in our business strategy and the redeployment of resources from a digital asset treasury strategy to robotics operations; our ability to execute the disposition of our digital asset positions in an orderly manner and on acceptable terms; the risk that amounts realized on disposition are materially less than carrying value as a result of price volatility, market depth, execution timing, custody or transfer constraints, or other limitations; tax, accounting and regulatory consequences of the dispositions; the continued volatility and regulatory uncertainty associated with digital assets and cryptocurrencies during the wind-down period; the concentration of a substantial portion of our assets in a single equity investment, including an investment in a related party, and the illiquidity, valuation uncertainty, holding-period and transfer restrictions associated with that investment; and risks arising from our relationships and agreements with related parties and significant stockholders.

Our robotics operations business. Our limited operating history in robotics operations and commercialization and the absence of a meaningful revenue history; the early stage of RoboShare and the risk that customer demand, repeat demand, pricing, utilization or unit economics do not develop as anticipated; our dependence on a small number of customers, on a single initial geographic market, and on individual events or engagements, and the risk that the loss of, or a change in the terms of, any such relationship has a disproportionate effect; our dependence on third-party robot owners, operators, suppliers, original equipment manufacturers and local partners, and on their willingness to make robots available on our platform; risks relating to the availability, cost, quality, maintenance, transport, insurance and technological obsolescence of robots and related equipment, and to supply chains, tariffs and trade measures affecting them; and our ability to expand into additional markets and to attract and retain participants on both sides of our marketplace.

Operations, safety and liability. Risks of property damage, personal injury or death arising from the operation of humanoid robots, quadrupeds and other autonomous or semi-autonomous machines in proximity to performers, employees, guests and the public, including at live events and in uncontrolled environments; product liability, premises liability, negligence and related claims and the adequacy, scope, availability and cost of our insurance coverage and of contractual indemnities from customers, owners and suppliers; the allocation of responsibility among us, robot owners, venues, event producers and customers; permitting, licensing, occupational safety and event-specific regulatory requirements; and the reputational consequences of any safety incident.

Technology, data and intellectual property. Systems, network, telecommunications or service disruptions, failures, defects or cyber-attacks; the performance, reliability and autonomy limitations of robotic systems and of the software, models and networks that support them; our collection, use, storage, transmission and protection of personal information, including images and any biometric or biometric-adjacent data captured in the course of robot deployments, and evolving privacy, biometric and artificial intelligence laws and regulations across the jurisdictions in which we operate or intend to operate; our ability to obtain, maintain, protect and enforce our intellectual property rights and to defend against third-party claims of infringement or misappropriation; and our reliance on third-party technology, platforms and licenses.

Legal, regulatory and general. The regulated industries and jurisdictions in which we operate; current or future laws or regulations and new interpretations of existing laws or regulations, including those applicable to digital assets, robotics, autonomous systems, consumer protection, advertising and endorsements; the risk that our marketplace arrangements, or the manner in which they are described, are characterized differently than we intend by regulators or courts; the failure of counterparties to perform their contractual obligations; litigation, regulatory inquiries, investigations and enforcement actions, and their costs and outcomes; business, economic, market and capital-market conditions; competition in our industry; changes in market demand for, and the pricing of, our products and services; our ability to define, design and release new products and services in a timely manner that meet customer needs; our ability to attract, retain and motivate qualified personnel, including key management; our ability to manage our growth and our transition; and our ability to maintain effective internal control over financial reporting and disclosure controls and procedures.

This list of factors is not exhaustive. Additional risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and our subsequent filings, which are available on the SEC’s website at www.sec.gov. Investors are urged to review the liquidity, capital resources and going concern disclosures contained in those reports.

The forward-looking statements in this Communication speak only as of the date hereof. Except as required by law, neither AIxCrypto nor any other person undertakes any obligation to update or revise any forward-looking statement or financial projection set out herein, whether as a result of new information, future events or otherwise. This Communication is provided for informational purposes only, does not constitute an offer to sell or the solicitation of an offer to buy any security, and does not constitute investment, tax or legal advice or any investment recommendation, and does not take into account the investment objectives or financial situation of any person. AIxCrypto reserves the right to amend or replace the information contained herein, in whole or in part, at any time, and undertakes no obligation to notify any recipient thereof. Readers are cautioned not to place undue reliance on these forward-looking statements. This caution is made under, and these forward-looking statements are intended to be covered by, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

SOURCE AIxCrypto Holdings, Inc.

AIxCrypto Holdings, Inc., Email: IR@aixcrypto.ai, Phone: +1 (760) 452-8111